                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Heska Corporation, a Delaware corporation with its principal office at 1613 Prospect Parkway, Fort Collins, Colorado 80525 ("Company"), and James Fuller ("Employee"), effective as of January 18, 1999.

                                  WITNESSETH:

     WHEREAS Company desires to employ Employee to act as its Chief Operating Officer and President, in an at-will capacity; and

     WHEREAS Employee wishes to act as Company's Chief Operating Officer and President, in an at-will capacity;

     NOW, THEREFORE, in consideration of the mutual covenants and warranties contained herein, the parties agree as follows:

     1.  Employment.  Company hereby employs Employee as its Chief Operating
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Officer and President, and Employee hereby accepts such employment.

     2.  Duties and Responsibilities.  Employee shall serve as Chief Operating
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Officer and President of Company, with such duties and responsibilities as may be assigned to him from time to time by or under the direction of the Board of Directors of Company, and with such on-going daily duties and responsibilities as are typically entailed in such position. Employee shall devote his full time and energies to such duties.

     3.  Compensation.  Company shall pay Employee, as compensation for services
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rendered under this Agreement, compensation at the rate of $240,000 per year, payable in accordance with the usual and customary payroll practices of Company. If for any reason during any given year, Employee does not work an entire year, other than normal vacations as provided hereunder, the compensation will be prorated to compensate only for the actual time worked. In addition, Company shall pay Employee, within sixty (60) days of the effective date hereof, a one-time starting bonus in the amount of $60,000.

     4.  Expenses.  Company shall reimburse Employee for his reasonable out-of-
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pocket expenses incurred in connection with the business of Company, including travel away from the Company's facilities, upon presentation of appropriate written receipts and reports and subject to the customary practices of Company. In addition, Company shall pay or reimburse Employee for Employee's reasonable moving and relocation expenses incurred in connection with Employee's relocation from Orange County, California to Fort Collins, Colorado (or surrounding area), including the actual costs of moving and storage of Employee's household belongings, temporary rental housing expenses for Employee in the Fort Collins, Colorado area, and travel expenses incurred by Employee or his spouse for up to six visits between Colorado and southern California pending Employee's permanent move to Colorado, all in accordance with Company's moving and relocation policies as outlined in writing to Employee by Company.

     5.  Employee Benefits.  During the term of his employment hereunder,
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Employee shall be entitled to receive the same benefits that the Board of
Directors establishes generally for the officers and other employees of Company. These may include from time to time, medical insurance, life insurance, paid vacation time and medical disability insurance.

     6.  Termination.
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     (a) At-Will.  This is an at-will employment agreement and does not bind
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either of the parties to any specific term or duration.

          (i) Employee is free to terminate employment with Company at any time, for any reason, or for no reason.

          (ii) Company is free to terminate the employment of Employee at any time, for any reason or for no reason, for cause or without cause, and without prior notice.

     (b)  Severance Pay.
          -------------

          (i) Upon involuntary termination of his employment as defined in subsection (ii) below, Employee will be entitled to severance pay as provided below. Upon request by Company, Employee will sign a release of claims against Company and its affiliates as a condition to receiving severance pay. Severance pay shall be payable upon any involuntary termination of Employee's employment as defined in subsection (ii) below and in all other termination circumstances Employee shall only receive pay and benefits which Employee earned as of the date of termination.

          (ii) "Involuntary termination" shall mean any termination of Employee's employment either: (1) as a result of a Change in Control Event (as defined below); or (2) by Company, other than, with respect to a termination by
Company:

               (A) any termination caused by Employee's transfer to any company affiliated with Company;

     (B) any termination by Company or Employee following Employee's refusal to accept a reasonable transfer to a position with comparable responsibility and salary with any affiliated company that does not involve commuting more than fifty (50) miles each way from his home in Fort Collins, Colorado;

          (C) Employee shall die, be adjudicated to be mentally incompetent or become mentally or physically disabled to such an extend that Employee is unable to perform his duties under this Employment Agreement for a period of ninety
(90) consecutive days;

          (D) Company shall discontinue its business (for the purpose of this provision, a merger, acquisition or sale of Company, or a sale of substantially all of the assets of the Company, that does not constitute a Change in Control Event (as defined below) shall not be deemed to be a discontinuance of the business of Company);

               (E) Employee shall commit any material breach of his obligations under this Agreement;

               (F) Employee shall commit any material breach of any material fiduciary duty to Company;

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

          (G) Employee shall be convicted of, or enter a plea of nolo contendere to, any crime involving moral turpitude or dishonesty, whether a felony or misdemeanor, or any crime which reflects so negatively on Company to be detrimental to Company's image or interests;

          (H) Employee shall commit repeated insubordination or refusal to comply with any reasonable request of the Board of Directors of Company relating to the scope or performance of Employee's duties;

          (I) Employee shall possess any illegal drug on Company premises or Employee shall be under the influence of illegal drugs or abusing prescription drugs or alcohol while on Company business or on Company premises; or

          (J) Employee shall conduct himself in a manner which, in the good faith and reasonable determination of the Board of Directors, demonstrates Employee's substantial unfitness to serve.

          For purposes of this Section 6(b)(ii), a "Change in Control Event" shall occur upon consummation of a merger, acquisition or sale of Company or all or substantially all its assets with, into, or to a previously unaffiliated third party entity where, in conjunction with such event, either (x) Employee declines to continue his employment with the acquiring company (y) Employee is not offered a position of employment with the acquiring entity with comparable pay, benefits, title and responsibility, or (z) the acquiring company refuses to assume or be bound by the terms of this Agreement.

    (iii) In the event that severance pay is due to Employee under Section 6(b)(i) above as a result of an involuntary termination of his employment (as defined in Section 6(b)(i)), within three years of the date of this Agreement:
(A) Employee will be paid one (1) year's salary in twelve equal monthly installments (subject to all applicable tax and other deductions), with the first such installment due 15 days after the date of such termination and with the following eleven installments due monthly thereafter on Company's regular payroll dates; (B) in the event of an involuntary termination other than a Change in Control Event, an additional twelve (12) months of vesting (calculated from the effective termination date, and not from the end of the severance pay period) under all stock option agreements, stock purchase agreement or other stock rights granted to Employee by Company prior to the effective termination date; and (C) in the event of an involuntary termination constituting a Change in Control Event, the immediate vesting as of the effective date of termination, under all stock option agreements, stock purchase agreements or other stock rights granted to Employee by Company prior to the effective termination date.

          (iv) In the event that severance pay is due to Employee under Section 6(b)(i) as a result of an involuntary termination of his employment (as defined in Section 6(b)(i)), three (3) or more years after the date of this Agreement:
(A) Employee will be paid six (6) months' salary in six (6) equal monthly installments (subject to all applicable tax and other deductions), with the first such installment due 15 days after the date of such termination and with the following five installments due monthly thereafter on Company's regular payroll dates; (B) in the event of an involuntary termination other than a Change in Control Event, an additional six (6) months of vesting (calculated from the effective termination date, and not from the end of the severance pay period) under all stock option agreements, stock purchase agreement or other stock rights granted to Employee by Company prior to the effective termination date; and (C) in the event of an involuntary termination constituting a Change in Control Event, the immediate vesting as of the effective date of termination under all stock option agreements, stock purchase agreements or other stock rights granted to Employee by company prior to the effective termination date.

     7.  Proprietary Information.  Employee agrees that he will promptly execute
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Company's standard employee proprietary information and assignment of inventions agreement.

     8.  Attorney's Fees.  If any legal action arises under this Agreement or by
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reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions. For purposes of this section, "prevailing party" includes, without limitation , a party who agrees to dismiss a suit or proceeding upon the other's payment or performance of substantially the relief sought.

     9.  Notices.  Any notice to be given to Company under the terms of this
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Agreement shall be addressed to Company at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of Company, or to such other address as a party shall have given notice of hereunder.

     10.  Miscellaneous.  This Agreement shall be governed by the laws of the
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State of Colorado as applied to contracts between resident of that state to be performed wholly within that state. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. This agreement may be modified only by a writing signed by both parties. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year hereinabove written.
                         HESKA CORPORATION

                         By:  /s/  Robert B. Grieve
                                   ----------------------------------------
                                   Robert B. Grieve

                         Its:      Chief Executive Officer


                         EMPLOYEE


                         Name:  /s/ James Fuller
                                    ---------------------------------------
                                    James Fuller

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